EXHIBIT 99.1

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership - before change	Amount and Nature of Beneficial Ownership - after change	Percent of Class (1) - after change
Wenbo Yu	1,934,800	451,453	6.5333%
Carmen XiaoYan Yu	1,382,000	598,867	8.6667%
Xiaoying Yu	1,382,000	691,000	10.0000%
Chunhong Zhang		138,200	2.0000%
Ming Huang		207,300	3.0000%
Yang Liu		138,200	2.0000%
Jiafeng Yang		120,925	1.7500%
Yu Wang		414,600	6.0000%
Cuixiang Wang		172,750	2.5000%
Dongwei Wang		34,550	0.5000%
Zhigang Liu		69,100	1.0000%
Guo Gao		34,550	0.5000%
Chunyan Yuan		207,300	3.0000%
Litao Bai		20,730	0.3000%
Yuan Ji		17,275	0.2500%
Yue Yu		138,200	2.0000%
Xiuling Pan		345,500	5.0000%
Chunxue Li		69,100	1.0000%
Lei Liu		207,300	3.0000%
Liang Sun		80,617	1.1667%
Jingdong Zhang		103,650	1.5000%
Tianyu Shan		92,133	1.3333%
Xuhui Liu		345,500	5.0000%
Jianfei Sun	552,800	552,800	8.0000%
Enlong Pan	328,225	328,225	4.7500%
Peter Tong	328,225	328,225	4.7500%
Yong Xie	414,600	414,600	6.0000%
Yingxin Wang	276,400	276,400	4.0000%
Long Pan	138,200	138,200	2.0000%

(1)	Applicable percentages are based on 6,910,000 shares of Common Stock issued and outstanding as of the dates hereof. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.